Vertex Energy 8-K

 Exhibit 99.1

VERTEX ENERGY, INC. ANNOUNCES FOURTH QUARTER AND YEAR-END 2015 FINANCIAL RESULTS

Gross Profit Increased 108% in Fourth Quarter

Conference Call to Be Held March 29th at 9:00 A.M. EDT

HOUSTON, TX – March XX , 2016 Vertex Energy, Inc. (NASDAQ: VTNR), an environmental services company that recycles industrial waste streams and off-specification commercial chemical products, announced today its financial results for the three and twelve months ended December 31, 2015.

FINANCIAL HIGHLIGHTS FOR THREE MONTHS ENDED DECEMBER 31, 2015

•         Revenue for the fourth quarter of 2015 was $20.9 million, compared to $62.6 million in the fourth quarter of 2014.

•         Gross profit for the fourth quarter was $378,136, a 108% increase from a year ago.

•         Net Loss of $3.0 million, compared to a loss of $11.5 million a year ago.

•         Per barrel margin was up 115% quarter-over-quarter.

FINANCIAL HIGHLIGHTS FOR YEAR ENDED DECEMBER 31, 2015

•         For full-year 2015, revenue was $146.9 million compared to $258.9 million a year ago.

•         Gross profit for the year declined 10% to $10.7 million from $11.9 million for 2014.

•         Reduced debt owed to senior lender

Benjamin P. Cowart, Chairman and CEO of Vertex Energy stated, “We continue to face a challenging commodity pricing market. However, we have survived the decline in crude prices from $100 per barrel to less than $30 per barrel. Tighter spreads, caused by the substantial drop in commodity prices, had negative effects on our business, not least of which was a slowdown in our overall expansion plans.”

Mr. Cowart, added, “We have dealt with the challenges created by lower oil prices by being diligent in our business operations, reducing costs, leveraging our asset portfolio, leading the shift to a charge for oil pricing model, and exploring new markets with our flexible technologies. In addition, I am particularly pleased about the pay-down of our debt owed to Goldman Sachs to approximately $6 million and our total long-term debt to approximately $13 million today. Also, the recent sale of the Nevada facility eliminated $1.5 million in quarterly costs, and increased our cash position to more than $10 million.”

Mr. Cowart, concluded, “We believe that the industry in 2016 will continue to feel the pressures that made 2015 difficult. However, we have seen so far this year significant improvements in our margins and our spreads. We believe that the business climate we operate in should be turning more positive for the whole industry in 2016.”

Management of Vertex Energy will host a conference call today at 9:00 a.m. EDT. Those who wish to participate in the conference call may telephone 877-869-3847 from the U.S. and International callers may telephone 201-689-8261, approximately 15 minutes before the call. A webcast will also be available under the Investor Relations section at: www.vertexenergy.com.

A digital replay will be available by telephone approximately two hours after the completion of the call until June 30, 2016, and may be accessed by dialing 877-660-6853 from the U.S. or 201-612-7415 for international callers, and using the Conference ID #13631738.

ABOUT VERTEX ENERGY, INC.

Vertex Energy, Inc. (VTNR) is a leading environmental services company that recycles industrial waste streams and off-specification commercial chemical products. Its primary focus is recycling used motor oil and other petroleum by-product streams. Vertex Energy purchases these streams from an established network of local and regional collectors and generators. Vertex Energy also manages the transport, storage and delivery of the aggregated feedstock and product streams to end users, and manages the re-refining of a portion of its aggregated petroleum streams in order to sell them as higher-value end products. Vertex Energy sells its aggregated petroleum streams as feedstock to other re-refineries and fuel blenders or as replacement fuel for use in industrial burners. The re-refining of used motor oil that Vertex Energy manages takes place at its facility, which uses a proprietary Thermal Chemical Extraction Process (“TCEP”) technology. Based in Houston, Texas, Vertex Energy also has offices in California, Chicago, Georgia, and Ohio. More information on Vertex Energy can be found at www.vertexenergy.com.

This press release may contain forward-looking statements, including information about management’s view of Vertex Energy’s future expectations, plans and prospects, within the safe harbor provisions under The Private Securities Litigation Reform Act of 1995 (the “Act”). In particular, when used in the preceding discussion, the words “believes,” “expects,” “intends,” “plans,” “anticipates,” or “may,” and similar conditional expressions are intended to identify forward-looking statements within the meaning of the Act, and are subject to the safe harbor created by the Act. Any statements made in this news release other than those of historical fact, about an action, event or development, are forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors, which may cause the results of Vertex Energy, its divisions and concepts to be materially different than those expressed or implied in such statements. These risk factors and others are included from time to time in documents Vertex Energy files with the Securities and Exchange Commission, including but not limited to, its Form 10-Ks, Form 10-Qs and Form 8-Ks. Other unknown or unpredictable factors also could have material adverse effects on Vertex Energy’s future results. The forward-looking statements included in this press release are made only as of the date hereof. Vertex Energy cannot guarantee future results, levels of activity, performance or achievements. Accordingly, you should not place undue reliance on these forward-looking statements. Finally, Vertex Energy undertakes no obligation to update these statements after the date of this release, except as required by law, and also takes no obligation to update or correct information prepared by third parties that are not paid for by Vertex Energy.

Contact:

Vertex Energy, Inc.

Marlon Nurse, DM

Senior VP – Investor Relations

212-564-4700

VERTEX ENERGY, INC.
CONSOLIDATED BALANCE SHEETS
	December 31, 2015	December 31, 2014
ASSETS
Current assets
Cash and cash equivalents	$765,364	$6,017,076
Accounts receivable, net	6,315,414	9,936,948
Current portion of notes receivable, net	—	3,150,000
Inventory	3,548,311	12,620,616
Prepaid expenses	1,367,442	1,245,307
Costs in excess of billings	—	779,285
Assets being held for sale	11,170,243	—
Total current assets	23,166,774	33,749,232
Non-current assets
Fixed assets	60,846,824	59,919,721
Less accumulated depreciation	(7,818,217)	(3,758,373)
Net fixed assets	53,028,607	56,161,348
Note receivable	—	8,308,000
Intangible assets, net	16,967,985	18,512,960
Goodwill	—	4,922,353
Deferred financing cost, net	1,693,872	2,191,888
Deferred tax assets	—	9,495,000
Other assets	481,450	481,450
Total non-current assets	72,171,914	100,072,999
TOTAL ASSETS	$95,338,688	$133,822,231

LIABILITIES AND EQUITY
Current liabilities
Accounts payable and accrued expenses	$13,244,388	$21,984,136
Dividends payable	376,571	—
Capital leases	186,948	172,654
Current portion of long-term debt	19,483,363	40,136,584
Revolving note	1,744,122	—
Deferred revenue	323,891	463,210
Total current liabilities	35,359,283	62,756,584
Long-term liabilities
Long-term debt	5,539,659	2,187,675
Derivative liability	1,548,604	—
Contingent consideration	—	6,069,000
Deferred federal income tax	—	4,189,000
Total liabilities	42,447,546	75,202,259

Commitments and contingencies

TEMPORARY EQUITY
Series B preferred shares, $0.001 par value per share; 10,000,000 shares authorized, 8,160,809 and 0 shares issued and outstanding at December 31, 2015 and 2014, respectively with liquidation preference of $24,899,994 at December 31, 2015	11,955,207	—

EQUITY
50,000,000 shares authorized
Series A Convertible Preferred stock, $0.001 par value, 5,000,000 shares authorized and 612,943 and 630,419 shares issued and outstanding at December 31, 2015 and 2014, respectively, with a liquidation preference of $913,285 and $939,324 at December 2015 and December 31,2014, respectively	613	630
Common stock, $0.001 par value per share; 750,000,000 shares authorized; 28,239,276 and 28,108,105 issued and outstanding at December 31, 2015 and 2014, respectively	28,239	28,109
Additional paid-in capital	53,014,054	46,595,472
Retained earnings (accumulated deficit)	(12,106,971)	11,995,761
Total stockholders' equity	40,935,935	58,619,972

TOTAL LIABILITIES, TEMPORARY EQUITY AND EQUITY	$95,338,688	$133,822,231

VERTEX ENERGY, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE YEARS ENDED DECEMBER 31, 2015 and 2014
	2015	2014
Revenues	$146,942,461	$258,904,867
Cost of revenues	136,246,273	246,999,109
Gross profit	10,696,188	11,905,758
Reduction of contingent liability	(6,069,000)	(5,248,588)
Selling, general and administrative expenses	24,046,464	19,089,545
Depreciation and amortization	6,636,593	4,277,843
Acquisition related expenses	175,172	3,813,668
Inventory impairment charge	—	467,911
Total selling, general and administrative expenses	24,789,229	22,400,379
Loss from operations	(14,093,041)	(10,494,621)
Other income (expense)
Provision for doubtful accounts	(654,820)	—
Goodwill impairment	(4,922,353)	—
Other income (expense)	(4,446)	333,612
Gain on bargain purchase	—	6,948,686
Gain (loss) on sale of assets	13,944	(10,866)
Gain on change in value of derivative liability	5,479,463	—
Realized gain on futures contracts	551,090	—
Interest expense	(3,580,726)	(2,636,690)
Total other income (expense)	(3,117,848)	4,634,742
Loss before income taxes	(17,210,889)	(5,859,879)
Income tax expense	(5,306,000)	(11,763)
Net loss	(22,516,889)	(5,871,642)
Net income attributable to non-controlling interest	—	325,399
Net loss attributable to Vertex Energy, Inc.	$(22,516,889)	$(5,546,243)

Less: accretion of discount on series B	780,069	—
Less: accrual of dividend on series B	805,742	—
Less: other	—	—
Net loss available to common shareholders	$(24,102,700)	$(5,546,243)

Earnings per common share
Basic	$(0.86)	$(0.23)
Diluted	$(0.86)	$(0.23)
Shares used in computing earnings per share
Basic	28,181,096	23,807,780
Diluted	28,181,096	23,807,780

VERTEX ENERGY, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 2015 AND 2014
	2015	2014
Cash flows from operating activities
Net loss	$(22,516,889)	$(5,871,642)
Adjustments to reconcile net income (loss) to cash provided by (used in) operating activities:
Stock-based compensation expense	423,911	332,266
Depreciation and amortization	6,636,593	4,277,843
Dividends in kind for preferred Series B stock	(679,289)	—
Accretion for preferred Series B stock	(805,742)	—
Bargain purchase gain	—	(6,948,686)
Deferred federal income tax	5,306,000	—
Inventory impairment charge	—	467,911
Net decrease in fair value of derivative liability	1,548,604	—
Reduction in contingent consideration	(6,069,000)	(5,248,588)
Impairment of goodwill	4,922,353	—
Changes in operating assets and liabilities:
Accounts receivable	1,769,725	714,698
Allowance for doubtful accounts	2,810,146	2,013,167
Inventory	9,072,305	1,891,932
Prepaid expenses	(122,135)	(12,586)
Costs in excess of billings	779,285	(779,285)
Accounts payable and accrued expenses	(8,539,803)	7,255,722
Deferred revenue	(139,319)	463,210
Dividends payable	376,571	—
Other deposits	—	(81,450)
Net cash used in operating activities	(5,226,684)	(1,525,488)
Cash flows from investing activities
Note receivable	(500,000)	(3,150,000)
Payments on capital leases	(172,654)	—
Net proceeds from the sale of assets	92,271	—
Acquisition, net	(487,076)	(31,114,140)
Purchase of fixed assets	(2,236,637)	(5,940,890)
Other	(17)	—
Net cash used in investing activities	(3,304,113)	(40,205,030)
Cash flows from financing activities
Line of credit (payments) proceeds, net	1,744,122	—
Proceeds from exercise of common stock options and warrants	11,306	370,337
Note receivable payments received	1,000,000	—
Proceeds from sale of stock	—	17,315,143
Proceeds from preferred Series B stock/share offering	17,637,947	—
Payments on contingent consideration	—	(136,662)
Proceeds from notes payable	2,305,277	41,309,433
Payments made on notes payable	(19,419,567)	(11,337,128)
Debt issuance cost	—	(2,452,157)
Net cash provided by financing activities	3,279,085	45,068,966
Net change in cash and cash equivalents	(5,251,712)	3,338,448
Cash and cash equivalents at beginning of the period	6,017,076	2,678,628
Cash and cash equivalents at end of period	$765,364	$6,017,076

SUPPLEMENTAL INFORMATION
Cash paid for interest during the year	$3,563,145	$2,636,690
Cash paid for income taxes during the year	$—	$122,763

NON-CASH INVESTING AND FINANCING TRANSACTIONS
Conversion of Series A Preferred Stock into common stock	$17	$689
Conversion of Series B Preferred Stock into common stock	$100,795	$—
Series B Preferred Stock - dividends accrued for payment in 2016	$376,570	$—
Series B Preferred Stock - dividends paid by stock in kind	$402,740	$—
Series B Preferred Stock - beneficial conversion feature	$5,682,741	$—
Series B Preferred Stock - fair value of warrants issued with Series B Stock	$1,548,604	$—
Issued 2,701,601 shares of stock to purchase Heartland and Omega	$—	$9,004,000
Accretion of discount on Series B Preferred Stock	$1,585,843	$—
Common shares issued as payment	$200,000	$—